                                                                    Exhibit A-1
                                                       COMPOSITE CONFORMED COPY

     ADDITIONAL POWER CONTRACT, dated as of February 1, 1984, between VERMONT YANKEE NUCLEAR POWER CORPORATION ("Vermont Yankee"), a Vermont corporation, and (the names of the Purchasers appear in the attached Appendix) (the "Purchaser").

     It is agreed as follows:

     1. Basic Understandings.

     Vermont Yankee was organized in 1966 to provide for the supply of power to its sponsoring utility companies (including the Purchaser), which utilities are hereinafter called the "sponsors". It constructed a nuclear electric generating unit of the boiling water type, having a maximum net capability of approximately 540 megawatts electric, at a site adjacent to the Connecticut River at Vernon, Vermont (said unit being herein, together with the site and all related facilities owned or to be owned by Vermont Yankee, referred to as the "Unit"). On February 28, 1973 Vermont Yankee was issued a full-term, operating license for the Unit from the Atomic Energy Commission (now the Nuclear Regulatory Commission which, together with any successor agency or agencies, is hereafter called the "NRC"), which license expires on December 11, 2007, and the Unit commenced commercial operation on November 30, 1972.

     The Unit is operated to supply power to Vermont Yankee's sponsors, each of which by a Power Contract dated as of February 1, 1968, as amended (collectively the "Initial Power Contracts"), has undertaken to purchase a fixed percentage of the capacity and output of the Unit for a term extending through November 30, 2002. The names of the sponsors and their respective percentages ("entitlement percentages") of the capacity and output of the Unit are as follows:

                                                                   ENTITLEMENT
SPONSOR                                                            PERCENTAGE
-------                                                            ----------
Central Vermont Public Service Corporation........................    35.0%
Green Mountain Power Corporation..................................    20.0%
New England Power Company.........................................    20.0%
The Connecticut Light and Power Company...........................     9.5%
Central Maine Power Company.......................................     4.0%
Public Service Company of New Hampshire...........................     4.0%
Western Massachusetts Electric Company............................     2.5%
Montaup Electric Company..........................................     2.5%
Cambridge Electric Light Company..................................     2.5%

     The sponsors have resold portions of their entitlement percentages of capacity and output of the Unit under the Initial Power Contracts to other utilities (the "secondary purchasers") on terms and conditions substantially equivalent to those in the Initial Power Contracts: in 1969, the two Vermont sponsors resold an aggregate of 7.426% of the Unit's capacity and output to other utilities in Vermont; and in 1970 the non-Vermont sponsors resold an aggregate of 4.5451% of the Unit's capacity and output to other New England utilities outside of Vermont (collectively the "Resale Contracts"). In 1983 the Initial Power Contracts were amended to incorporate provisions for collection of funds to defray the ultimate cost of decommissioning the Unit, which costs are being borne pro rata by said secondary purchasers under the Resale Contracts.

     Vermont Yankee and its sponsors desire to provide for the orderly continuation of the sale and purchase of the capacity and output of the Unit during the useful life of the Unit to the extent it continues beyond the termination date of the Initial Power Contracts and to provide appropriate provisions for the collection of funds for and the payment of decommissioning and any other costs with respect thereto both during and after the useful life of the Unit. Vermont Yankee and its other sponsors are entering into Additional Power Contracts which are identical to this contract except for necessary changes in the names of the parties.

     2. Effective Date, Term and Waiver.

     This contract shall become effective upon receipt by the Purchaser of notice that Vermont Yankee has entered into additional power contracts, as contemplated by Section 1 above, with each of its other sponsors. The operative term of this contract shall commence on December 1, 2002 notwithstanding the fact that the useful service life of the Unit may have been terminated prior to that date, and shall terminate upon the later to occur of (i) 30 days after the date on which the last of the financial obligations of Vermont Yankee which constitute elements of the purchase price calculated pursuant to Section 7 of this contract has been extinguished by Vermont Yankee or (ii) 30 days after the date on which Vermont Yankee is finally relieved of any obligations under the last of any licenses (operating and/or possessory) which it now holds from, or which may hereafter be issued to it by, the NRC with respect to the Unit under applicable provisions of the Atomic Energy Act of 1954, as amended from time to time (the "Act").

     Vermont Yankee and the Purchaser acknowledge that, if the useful service life of the Unit is terminated prior to December 1, 2002, then only the provisions of this contract applicable to decommissioning of the Unit will apply during the operative term of this contract.

     The purchaser hereby irrevocably waives its rights to extend the contract term of its Initial Power Contract pursuant to subsections (a) or (b) of Section 8 thereof.

     3. Operation and Maintenance of the Unit.

     Vermont Yankee will operate and maintain the Unit in accordance with good utility practice under the circumstances and all applicable law, including the applicable provisions of the Act and of any licenses issued thereunder to Vermont Yankee. Within the limits imposed by good utility practice under the circumstances and applicable law, the Unit will be operated at its maximum capability and on a long hour use basis.

     Outages for inspection, maintenance, refueling and repairs and replacements will be scheduled in accordance with good utility practice and insofar as practicable shall be mutually agreed upon by Vermont Yankee and the Purchaser. In the event of an outage, Vermont Yankee will use its best efforts to restore the Unit to service as promptly as practicable.

     4. Decommissioning.

     After commercial operation of the Unit permanently ceases, Vermont Yankee will decommission the Unit in a manner authorized by Vermont Yankee's board of directors and approved by the NRC in accordance with the Act and the rules and regulations thereunder then in effect and by any agency having jurisdiction over decommissioning of the Unit.

     It is understood that, pursuant to the Initial Power Contracts and the Resale Contracts, the sponsors and secondary purchasers are currently being billed by Total Decommissioning Costs which, as of the date of this contract, are being accumulated in a separate fund which was established for the purpose of reimbursing Vermont Yankee for Decommissioning Expenses incurred in the process of decommissioning the Unit and that such billings are subject to change in accordance with the provisions of the Initial Power Contracts, subject to the jurisdiction of FERC. It is contemplated that sufficient funds will be accumulated pursuant to those contracts and paragraph 7 hereof to reimburse Vermont Yankee for the full cost of decommissioning the Unit.

     5. Purchaser's Entitlement.

     The Purchase will, throughout the term of this contract, be entitled and obligated to take its entitlement percentage of the capacity and net electrical output of the Unit, at whatever level the Unit is operated or operable, whether more or less than 540 megawatts electric.

     6.  Deliveries and Metering.

     The Purchaser's entitlement percentage of the output of the Unit will be delivered to and accepted by it at the step-up substation at the site. All deliveries will be made in the form of 3-phase, 60 cycle, alternating current at a nominal voltage of 345,000 volts. The Purchaser will make its own arrangements for the transmission of its entitlement percentage of the output of the Unit.

     Vermont Yankee will supply and maintain all necessary metering equipment for determining the quantity and conditions of supply of deliveries under this contract, will make appropriate tests of such equipment in accordance with good utility practice and as reasonably requested by the Purchaser, and will maintain the accuracy of such equipment within reasonable limits. Vermont Yankee will furnish the Purchaser with such summaries of meter readings as the Purchaser may reasonably request.

     7. Payment.

     With respect to each month commencing on or after December 1, 2002, the Purchaser will pay Vermont Yankee an amount equal to the Purchaser's entitlement percentage of the sum of (a) Vermont Yankee's total fuel costs for the month with respect to the Unit, plus (b) the Total Decommissioning Costs for the month with respect to the Unit, plus (c) Vermont Yankee's total operating expenses for the month with respect to the Unit, plus (d) an amount equal to one-twelfth of the composite percentage for such month of the net Unit investment as most recently determined in accordance with this Section 7.

     "Composite percentage" shall be computed as of the last day of each month during the term hereof (the "computation date") and for any month the composite percentage shall be that computed as of the most recent computation date. "Composite percentage" as of a computation date shall be the sum of (i) the equity percentage as of such date multiplied by the percentage which equity investment as of such date is of the total capital as of such date; plus (ii) the stated interest rate per annum of each principal amount of indebtedness bearing a particular rate of interest outstanding on such date for money borrowed from other than sponsors multiplied by the percentage which such principal amount is of total capital as of such date.

     "Equity percentage" as of any date after the commencement of the operative term hereof shall be that percentage which was the "equity percentage" in effect on the last day of the term of the Initial Power Contracts or such other percentage as may from time to time thereafter be approved by the Federal Energy Regulatory Commission or any successor agency thereto ("FERC").

     "Common stock equity investment" as of any date shall consist of equity investment as of such date less the aggregate par value of all issues of preferred stock outstanding on such date.

     "Equity investment" as of any date shall consist of not less than the sum of (i) all amounts theretofore paid to Vermont Yankee for all capital stock theretofore issued (taken at the total par value thereof plus the total of all amounts in excess of such par value paid thereon); plus all capital contributions, loans and advances theretofore made to Vermont Yankee by its sponsors, less the sum of any amounts distributed by Vermont Yankee to its sponsors or stockholders in the form of stock repurchases or redemptions, return of capital or repayments of loans and advances; plus (ii) any credit balance in the capital surplus account (not included under (i)) and in the earned surplus account on the books of Vermont Yankee as of such date.

     "Total capital" as of any date shall be the equity investment plus the total of all indebtedness then outstanding for money borrowed from other than Vermont Yankee's sponsors.

     "Uniform System" shall mean the Uniform System of Accounts prescribed by the FERC for Class A and Class B Public Utilities and Licensees as from time to time in effect.

     Vermont Yankee's "fuel costs" for any month shall include (i) amounts chargeable in accordance with the Uniform System in such month as amortization of costs of fuel assemblies and components and burn-up of nuclear materials for the Unit; plus (ii) all other amounts properly chargeable in accordance with the Uniform System to fuel costs for the Unit less any applicable credits thereto; plus (iii) to the extent not so chargeable, all payments (or accruals therefor) with respect to lease or other financing obligations incurred in connection with such fuel assemblies and components, including nuclear materials, for the Unit (provided such fuel assemblies and components are not included in net Unit investment), and with the temporary or permanent storage or disposal thereof.

         Vermont Yankee's "operating expenses" shall include all amounts properly chargeable to operating expense accounts (other than such amounts which are included in Vermont Yankee's fuel costs), less any applicable credits thereto, in accordance with the Uniform System; it being understood that for purposes of this contract "operating expenses" shall include (i) depreciation accrual at a rate at least sufficient to fully amortize the non-salvageable plant investment over the estimated remaining useful life of the plant; and (ii) obligations incurred in connection with the leasing of plant facilities.

         The "net Unit investment" shall consist, in each case with respect to the Unit, of (i) the aggregate amount properly chargeable at the time in accordance with the Uniform System to Vermont Yankee's electric plant accounts (including construction work in progress) less the amount of any accumulated provisions for depreciation thereof; plus (ii) the aggregate amount properly chargeable at the time in accordance with the Uniform System to accounts representing fuel assemblies and components (including nuclear materials) and other materials and supplies, less the balance, if any, at the time of the accumulated amortization thereof; plus (iii) such reasonable allowances for prepaid items and cash working capital as may from time to time be determined by Vermont Yankee. The net Unit investment shall be determined as of the commencement of each calendar year, or, if Vermont Yankee elects, at more frequent intervals.

         "Total Decommissioning Costs" for any month shall mean the sum of (x) an amount equal to all accruals in such month to any reserve, as from time to time established by Vermont Yankee and approved by its board of directors, to provide for the ultimate payment of the Decommissioning Expenses of the Unit plus (y) Decommissioning Tax Liability for such month. It is understood (i) that such funds may be held by Vermont Yankee or by an independent trust or other separate fund, as determined by said board of directors, (ii) that, upon compliance with Section 17 hereof, the amount, custody and/or timing of such accruals may from time to time during the term hereof be modified by said board of directors in its discretion or to comply with applicable statutory or regulatory requirements or to reflect changes in the amount, custody or timing of anticipated Decommissioning Expenses, and (iii) that the use of the term "to decommission" herein encompasses compliance with all requirements (other than those relating to spent nuclear fuel) of the NRC for permanent cessation of operation of a nuclear facility and any other activities reasonably related thereto. "Decommissioning Expenses" shall include:

                  (1) All costs and expenses of removing the Unit from service, including without limitation, dismantling, mothballing, removing radioactive material (excluding spent nuclear fuel) to temporary and/or permanent storage sites, decontaminating, restoring and supervising the site, and any costs and expenses incurred in connection with proceedings before governmental regulatory authorities relating to any authorization to decommission the Unit or remove the Unit from service;

                  (2) All costs of labor and services, whether directly or indirectly incurred, including without limitation services of foremen, inspectors, supervisors, surveyors, engineers, security personnel, counsel and accountants, performed or rendered in connection with the decommissioning of the Unit and the removal of the Unit from service, and all costs of materials, supplies, machinery, construction equipment and apparatus acquired or used (including rental charges for machinery, equipment or apparatus hired) for or in connection with the decommissioning of the Unit and the removal of the Unit from service, and all administrative costs, including services of counsel and financial advisers, of any applicable independent trust or other separate fund; it being understood that any amount, exclusive of proceeds of insurance, realized by Vermont Yankee as salvage on any machinery, construction equipment and apparatus, the cost of which was charged to Decommissioning Expense, shall be treated as a reduction of the amounts otherwise chargeable on account of the costs of decommissioning of the Unit; and

                  (3) All overhead costs applicable to the Unit during its decommissioning period, including, without limiting the generality of the foregoing, taxes (other than taxes on or in respect of income), charges, licenses, excises and assessments, casualties, surety bond premiums and insurance premiums.

     "Decommissioning Tax Liability" for any month shall be an amount established by Vermont Yankee and approved by its board of directors to meet possible income tax obligations, which amount shall not exceed: the amount to be included in the clause (x) portion of Total Decommissioning Costs for such month multiplied by a fraction whose numerator is equal to the combined highest statutory Federal and state marginal income tax rate and whose denominator is equal to one minus the combined highest statutory Federal and state marginal income tax rate.

     Without limiting the generality of the foregoing, amounts expended or to be paid with respect to decommissioning of the Unit or removal of the Unit from service shall constitute part of the Decommissioning Expenses if they are, or when paid will be, either (i) property chargeable to any account related to decommissioning of a nuclear generating unit in accordance with the Uniform System or generally accepted accounting principles as then in effect, or (ii) properly chargeable to decommissioning of a nuclear generating unit in accordance with then applicable regulations of the NRC or the FERC or any other regulatory agency having jurisdiction.

     8.   Billing.

     Vermont Yankee will bill the Purchaser, as soon as practicable after the end of each month, for all amounts payable by the Purchaser with respect to the particular month pursuant to Section 7 hereof. Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. All bills shall be due and payable when rendered and any amount remaining unpaid 10 days following the date of issuance of bills should bear interest at an annual rate equal to 2% in excess of the current prime rate then in effect at The First National Bank of Boston, from the due date to the date payment is received by Vermont Yankee.

     9.   Decommissioning Fund.

     Vermont Yankee agrees to cause an appropriate decommissioning reserve to be maintained in accordance with applicable regulatory requirements. As of the date hereof, FERC has required an independent trust or other separate fund to be created which has the necessary powers to hold and invest all funds collected for the decommissioning of the Unit and to disburse the same to pay, or to reimburse Vermont Yankee for, such costs when actually incurred for decommissioning of the Unit or removal of the Unit from service. If during the term of such trust or fund federal or state legislation or regulations are promulgated which so permit or require, or an alternative entity is created for funding decommissioning of the Unit, such trust has the authority, with the concurrence of Vermont Yankee, to transfer its trust estate to such newly authorized entity for the purpose of providing for the decommissioning of the Unit or removal of the Unit from service.

     Vermont Yankee agrees to credit to, or cause to be credited to, the appropriate decommissioning reserve all funds collected hereunder for the express purpose of decommissioning the Unit or removing the Unit from service and further agrees that, after the tax consequences of decommissioning collections have been resolved, any funds collected hereunder to meet Decommissioning Tax Liability which are not used for that purpose will be refunded to Purchaser.

     10.  Cancellation of Contract.

     If deliveries cannot be made to the Purchaser because either

          (i) the Unit is damaged to the extent of being completely or substantially completely destroyed, or

          (ii) the Unit is taken by exercise of the right of eminent domain or a similar right or power, or

          (iii) (a) the Unit cannot be used because of contamination, or because a necessary license or other necessary public authorization cannot be obtained or is revoked, or because the utilization of such a license or authorization is made subject to specified conditions which are not met, and (b) the situation cannot be rectified to an extent which will permit Vermont Yankee to make deliveries to the Purchaser from the Unit;

then and in any such case, the Purchaser may cancel the provisions of this contract, except that in all cases other than those described in clause (ii) above, the provisions relating to the payment of Total Decommissioning Costs and of costs of permanent storage or disposal of spent nuclear fuel shall, whether or not the Unit is operated or operable and notwithstanding any earlier termination of the service life of the Unit, remain in full force and effect until the expiration of the term hereof, it being recognized that such costs represent deferred payments in connection with power theretofore delivered by Vermont Yankee hereunder. Such cancellation shall be effected by written notice given by the Purchaser to Vermont Yankee. In the event of such cancellation, all continuing obligations of the parties hereunder as to subsequently incurred costs of Vermont Yankee other than the obligations relating to the payment and application of Total Decommissioning Costs and of costs of permanent storage or disposal of spent nuclear fuel to the extent excluded from such cancellation by the second preceding sentence, but including the Purchaser's obligations to continue payments pursuant to clause (a) (other than those related to the costs of permanent storage or disposal of spent nuclear fuel) and clauses (c) and (d) of the first paragraph of Section 7 hereof, shall cease forthwith. Notwithstanding the foregoing, the applicable provisions of this contract shall continue in effect after the cancellation hereof to the extent necessary to permit final billings and adjustments hereunder with respect to obligations incurred through the date of cancellation and the collection thereof.
Any dispute as to the Purchaser's right to cancel this contract pursuant to the foregoing provisions shall be referred to arbitration in accordance with the provisions of Section 13.

     Notwithstanding anything in this contract elsewhere contained, the Purchaser may cancel this contract or be relieved of its obligations to make payments hereunder only as provided in the next preceding paragraph of this
Section 10. Further, if, for reasons beyond Vermont Yankee's reasonable control, deliveries are not made as contemplated by this contract, Vermont Yankee shall have no liability to the Purchaser on account of such non-delivery.

     11. Insurance.

     Vermont Yankee presently has in effect, and hereafter will at all times maintain until the expiration of the term hereof, insurance to cover its "public liability" for personal injury and property damage resulting from a "nuclear incident" (as those terms are defined in the Act), with limits not less than Vermont Yankee may be required to maintain to qualify for governmental indemnity under the Act and shall execute and maintain an indemnification agreement with the NRC as provided by the Act. Vermont Yankee will also at all times maintain such other types of liability insurance, including workmen's compensation insurance, in such amounts, as is customary in the case of other similar electric utility companies, or as may be required by law.

     Vermont Yankee will at all times keep insured such portions of the Unit (other than the fuel assemblies and components, including nuclear materials) as are of a character usually insured by electric utility companies similarly situated and operating like properties, against the risk of a "nuclear incident" and such other risks as electric utility companies, similarly situated and operating like properties, usually insure against; and such insurance shall to the extent available be carried in amounts sufficient to prevent Vermont Yankee from becoming a coinsurer. Vermont Yankee will at all times keep its fuel assemblies and components (including nuclear materials) insured against such risks and in such amounts as shall, in the opinion of Vermont Yankee, provide adequate protection.

     12. Audit.

     Vermont Yankee's books and records (including metering records) shall be open to reasonable inspection and audit by the Purchaser.

     13. Arbitration.

     In case any dispute shall arise as to the interpretation or performance of this contract which cannot be settled by mutual agreement, such dispute shall be submitted to arbitration. The parties shall if possible agree upon a single arbitrator. In case of failure to agree upon an arbitrator within 15 days after the delivery by either party to the other of a written notice requesting arbitration, either party may request the American Arbitration Association to appoint the arbitrator. The arbitrator, after opportunity for each of the parties to be heard, shall consider and decide the dispute and notify the parties in writing of his decision. Such decision shall be binding upon the parties, and the expenses of the arbitration shall be borne equally by them.

     14.  Regulation.

     This contract, and all rights, obligations and performance of the parties hereunder, are subject to all applicable state and federal law and to all duly promulgated orders and other duly authorized action of governmental authority having jurisdiction in the premises.

     15.  Assignment.

     This contract shall be binding upon and shall inure to the benefit of, and may be performed by, the successors and assigns of the parties, except that no assignment, pledge or other transfer of this contract by either party shall operate to release the assignor, pledgor or transferor from any of its obligations under this contract unless consent to the release is given in writing by the other party, or, if the other party has theretofore assigned, pledged or otherwise transferred its interest in this contract, by the other party's assignee, pledgee or transferee, or unless such transfer is incident to a merger or consolidation with, or transfer of all or substantially all of the assets of the transferor to, another sponsor which shall, as a part of such succession, assume all the obligations of the transferor under this contract.

     16.  Right of Setoff.

     The Purchaser shall not be entitled to set off against the payments required to be made by it under this contract (i) any amounts owed to it by Vermont Yankee or (ii) the amount of any claim by it against Vermont Yankee. However, the foregoing shall not affect in any other way the Purchaser's right and remedies with respect to any such amounts owed to it by Vermont Yankee or any such claim by it against Vermont Yankee.

     17.  Amendments.

     Upon authorization by Vermont Yankee's board of directors of uniform amendments to all the Additional Power Contracts with sponsors, Vermont Yankee shall have the right to amend the provisions of Section 7 hereof by serving an appropriate statement of such amendment upon the Purchaser and filing the same with FERC (or such other regulatory agency as may have jurisdiction in the premises) in accordance with the provisions of applicable laws and any rules and regulations thereunder, and the amendment shall thereupon become effective on the date specified therein, subject to any suspension order issued by such agency. All other amendments to this contract shall be by mutual agreement, evidenced by a written amendment signed by the parties hereto.

     18.  Interpretation.

     The interpretation and performance of this contract shall be in accordance with and controlled by the law of the State of Vermont.

     19.  Addresses.

     Except as the parties may otherwise agree, any notice, request, bill or other communication from one party to the other, relating to this contract, or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery to the other party. Any such communication shall be considered as duly delivered when delivered in person or mailed by registered or certified mail, postage prepaid, to the respective post office address of the other party shown following the signatures of such other party hereto, or such other address as may be designated by written notice given as provided in this Section 19.

     20.  Corporate Obligations.

     This contract is the corporate act and obligation of the parties hereto, and any claim hereunder against any stockholder, director or officer of either party, as such, is expressly waived.

     21.  All Prior Agreements Superseded.

     This contract represents the entire agreement between the parties relating to the subject matter hereof during the operative term hereof (i.e., post-December 1, 2002), and all previous agreements, discussions, communications and correspondence with respect to the subject matter are hereby superseded and are of no further force and effect.

     In WITNESS WHEREOF, the parties have executed this contract by their respective officers thereunto duly authorized as of the date first above written.


                         VERMONT YANKEE NUCLEAR POWER CORPORATION

                         By          WILLIAM F. CONWAY
                           --------------------------------------
                                        President

                         R.D. 5, Ferry Road, Box 169
                         Brattleboro, Vermont 05301

                                       (Purchaser)

                         By
                           --------------------------------------

                                    APPENDIX

     Separate Additional Power Contracts have been entered into, identical in form with the foregoing except as to the execution thereof and except that the names of the respective Purchasers were inserted in the opening paragraph, executed as follows:

CENTRAL VERMONT PUBLIC SERVICE             PUBLIC SERVICE COMPANY OF
 CORPORATION                                NEW HAMPSHIRE

By       JAMES E. GRIFFIN                  By       R. J. HARRISON
  ----------------------------------          ----------------------------------
         President and Chief                          President and Chief
          Executive Officer                            Executive Officer

77 Grove Street                            1000 Elm Street, P.O. Box 330
Rutland, Vermont 05701                     Manchester, New Hampshire 03105

CENTRAL MAINE POWER COMPANY                MONTAUP ELECTRIC COMPANY


By       JOHN W. ROWE                      By      JOHN F. G. EICHORN, JR.
  ----------------------------------          ----------------------------------
          President                                      President


Edison Drive                               One Liberty Square, P.O. Box 2333
Augusta, Maine 04336                       Boston, Massachusetts 02107

NEW ENGLAND POWER COMPANY                  CAMBRIDGE ELECTRIC LIGHT COMPANY


By       J. F. KASLOW                      By           E. G. CHENEY
  ----------------------------------          ----------------------------------
          President                                      President

25 Research Drive                          675 Massachusetts Avenue
Westborough, Massachusetts 01581           Cambridge, Massachusetts 02139

WESTERN MASSACHUSETTS ELECTRIC             GREEN MOUNTAIN POWER
 COMPANY                                    CORPORATION


By       E. JAMES FERLAND                  By       JOHN V. CLEARY, JR.
  ----------------------------------          ----------------------------------
         President and Chief                             President
          Operating Officer

107 Selden Street                          P.O. Box 850
Berlin, Connecticut 06037                  South Burlington, Vermont 05402

THE CONNECTICUT LIGHT AND
 POWER COMPANY


By       E. JAMES FERLAND
  ----------------------------------
         President and Chief
          Operating Officer

107 Selden Street
Berlin, Connecticut 06037

                                                      [COMPOSITE CONFORMED COPY]
                                                 [AS AMENDED AS OF JUNE 1, 1972,
                                                           AS OF APRIL 15, 1983,
                                                        AS OF APRIL 24, 1985 AND
                                                             AS OF JUNE 1, 1985]

     POWER CONTRACT, dated as of February 1, 1968, between VERMONT YANKEE NUCLEAR POWER CORPORATION ("Vermont Yankee"), a Vermont corporation, and (The names of the Purchasers appear in the attached Appendix) (the "Purchaser").

     It is agreed as follows:

1.  Basic Understandings.

     Vermont Yankee has been organized to provide for the supply of power to its ten sponsoring utility companies (including the Purchaser), which utilities are hereinafter called the "sponsors". In the spring of 1967, it commenced the construction of a nuclear electric generating unit of the boiling water type, which is being designed to have a maximum net capability of approximately 540 megawatts electric, at a site adjacent to the Connecticut River at Vernon, Vermont (the unit being herein, together with the site and all related facilities to be owned by Vermont Yankee, referred to as the "Unit"). Construction of the Unit is being carried out under contracts with General Electric Company and Ebasco Services Incorporated. It is presently estimated that construction costs and working capital will aggregate approximately $115,000,000, exclusive of fuel.

The Unit is to be operated to supply power to Vermont Yankee's sponsors, each of which is undertaking to purchase a fixed percentage of the capacity and output of the Unit. The names of the sponsors and their respective percentages ("entitlement percentages") of the capacity and output of the Unit are as follows:


                 SPONSOR                                 ENTITLEMENT
                                                         PERCENTAGE
Central Vermont Public Service Corporation ...........      35.0%
Green Mountain Power Corporation .....................      20.0%
New England Power Company ............................      20.0%
The Connecticut Light and Power Company ..............       6.0%
Central Maine Power Company ..........................       4.0%
Public Service Company of New Hampshire ..............       4.0%
The Hartford Electric Light Company ..................       3.5%
Western Massachusetts Electric Company ...............       2.5%
Montaup Electric Company .............................       2.5%
Cambridge Electric Light Company .....................       2.5%


     Vermont Yankee and its other sponsors are entering into power contracts which are identical to this contract except for necessary changes in the names of the parties.

2.  Effective Date and Term.

     This contract shall become effective upon receipt by the Purchaser of notice that Vermont Yankee has entered into power contracts, as contemplated by
Section 1 above, with each of its other sponsors. The term of this contract shall expire 30 years after the plant completion date.

     The "plant completion date" shall be the earlier of (i) December 31, 1972, or (ii) the date on which the Unit is placed in commercial operation, as determined by Vermont Yankee (the "commercial operation date").

3. Construction of the Unit.

     Vermont Yankee will proceed with due diligence with construction of the Unit, and will exercise its best efforts to complete and place it in commercial operation by July 1, 1971, on the presently estimated schedule thereof and within present cost estimates, and will keep the Purchaser reasonably informed as to the progress of construction, material modifications in cost estimates, and expected plant completion date.

4. Operation and Maintenance of the Unit.

     Vermont Yankee will operate and maintain the Unit in accordance with good utility practice under the circumstances and all applicable law, including the applicable provisions of the Atomic Energy Act of 1954, as amended, and of any licenses issued thereunder to Vermont Yankee. Within the limits imposed by good utility practice under the circumstances and applicable law, the Unit will be operated at its maximum capability and on a long hour use basis.

     Outages for inspection, maintenance, refueling and repairs and replacements will be scheduled in accordance with good utility practice and insofar as practicable shall be mutually agreed upon by Vermont Yankee and the Purchaser. In the event of an outage, Vermont Yankee will use its best efforts to restore the Unit to service as promptly as practicable.

5. Purchaser's Entitlement.

     The Purchaser will, throughout the term of this contract, be entitled and obligated to take its entitlement percentage of the capacity and net electrical output of the Unit, at whatever level the Unit is operated or operable, whether more or less than 540 megawatts electric.

6. Deliveries and Metering.

     The Purchaser's entitlement percentage of the output of the Unit will be delivered to and accepted by it at the set-up substation at the site. All deliveries will be made in the form of 3-phase, 60 cycle, alternating current at a nominal voltage of 345,000 volts. The Purchaser will make its own arrangements for the transmission of its entitlement percentage of the output of the Unit.

     Vermont Yankee will supply and maintain all necessary metering equipment for determining the quantity and conditions of supply of deliveries under this contract, will make appropriate tests of such equipment in accordance with good utility practice and as reasonably requested by the Purchaser, and will maintain the accuracy of such equipment within reasonable limits. Vermont Yankee will furnish the Purchaser with such summaries of meter readings as the Purchaser may reasonably request.

7. Payment

     With respect to each month commencing prior to the plant completion date, the Purchaser will pay Vermont Yankee at the rate of 4 mills per kilowatt hour, for the Purchaser's entitlement percentage of the net electrical output (if any) of the Unit during the particular month.

     With respect to each month commencing on or after the plant completion date or, in the case of payments under clause (b) below, commencing on or after the date authorized by FERC, the Purchaser will pay Vermont Yankee an amount equal to the Purchaser's entitlement percentage of the sum of (a) Vermont Yankee's total fuel costs for the month with respect to the Unit, plus (b) the Total Decommissioning Costs for the month with respect to the Unit, plus (c) Vermont Yankee's total operating expenses for the month with respect to the Unit, plus
(d) an amount equal to one-twelfth of the composite percentage for such month of the net Unit investment as most recently determined in accordance with this
Section 7.

     "Composite percentage" shall be computed as of the plant completion date and as of the last day of each month thereafter (the "computation date") and for any month the composite percentage shall be that computed as of the most recent computation date. "Composite percentage" as of a computation date shall be the sum of (i) the equity percentage as of such date multiplied by the percentage which equity investment as of such date is of the total capital as of such date; plus (ii) the stated interest rate per annum of each principal amount of indebtedness bearing a particular rate of interest outstanding on such date for money borrowed from other than sponsors multiplied by the percentage which such principal amount is of total capital as of such date.

     "Equity percentage" as of any date shall be eight and one-half percent
(8 1/2%) or such greater percentage, if any, as shall be obtained by dividing
(a) the sum of (i) fifteen percent (15%) multiplied by common stock equity investment as of such date plus (ii) the stated dividend rate per annum of each issue of preferred stock bearing a particular dividend rate outstanding on such date multiplied by the aggregate par value of said issue, by (b) equity investment as of such date.

     "Common stock equity investment" as of any date shall consist of equity investment as of such date less the aggregate par value of all issues of preferred stock outstanding on such date.

     "Equity investment" as of any date shall consist of not less than the sum of (i) all amounts theretofore paid to Vermont Yankee for all capital stock theretofore issued (taken at the total par value thereof plus the total of all amounts in excess of such par value paid thereon); plus all capital contributions, loans and advances theretofore made to Vermont Yankee by its sponsors, less the sum of any amounts distributed by Vermont Yankee to its sponsors or stockholders in the form of stock repurchases or redemptions, return of capital or repayments of loans and advances; plus (ii) any credit balance in the capital surplus account (not included under (i)) and in earned surplus account on the books of Vermont Yankee as of such date.

     "Total capital" as of any date shall be the equity investment plus the total of all indebtedness then outstanding for money borrowed from other than Vermont Yankee's sponsors.

     "Uniform System" shall mean the Uniform System of Accounts prescribed by the Federal Power Commission for Class A and Class B Public Utilities and Licensees as in effect on the date of this contract and as said System may be hereafter amended to take account of private ownership of special nuclear material.

     Vermont Yankee's "fuel costs" for any month shall include (i) amounts chargeable in accordance with the Uniform System in such month as amortization of costs of fuel assemblies and components and burn-up of nuclear materials for the Unit; plus (ii) all other amounts properly chargeable in accordance with the Uniform System to fuel costs for the Unit less any applicable credits thereto; plus (iii) to the extent not so chargeable, all payments (or accruals therefor) with respect to lease obligations incurred in connection with such fuel assemblies and components, including nuclear materials, for the Unit.

     Vermont Yankee's "operating expenses" shall include all amounts properly chargeable to operating expense accounts (other than such amounts which are included in Vermont Yankee's fuel costs), less any applicable credits thereto, in accordance with the Uniform System; provided, however, that for purposes of this contract, the accrual of depreciation as an operating expense shall commence on the plant completion date at the rate of 3.846% per annum, whether or not the Unit is then in operation, and during each of the first 26 years after the plant completion date, the amount included in operating expenses on account of depreciation accruals (and amortization, if any, of property losses) shall in no event be less than 3.846% of the excess of:

          (a) the amount properly chargeable at the plant completion date in accordance with the Uniform System to electric plant accounts (including construction work in progress) with respect to the depreciable portion of the Unit (or, if the plant completion date is prior to the commercial operation date and the amount so chargeable with respect to the depreciable portion of the Unit on the commercial operation date is greater than it was on the plant completion date, then such greater amount), over

          (b) the amount of net available cash.

     The "net Unit investment" shall consist, in each case with respect to the Unit, of (i) the aggregate amount properly chargeable at the time in accordance with the Uniform System of Vermont Yankee's electric plant accounts (including construction work in progress), less the sum of (x) the aggregate minimum amount required by this Section 7 to be included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, of property losses) reduced by the aggregate of all amounts charged during such period against the accumulated provision for depreciation plus (y) the amount of net available cash; plus (ii) the aggregate amount properly chargeable at the time in accordance with the Uniform System to accounts representing fuel assemblies and components (including nuclear materials) and other materials and supplies, less the balance, if any, at the time of the accumulated amortization thereof; plus
(iii) such reasonable allowances for prepaid items and cash working capital as may from time to time be determined by Vermont Yankee. However, for purposes of this contract, the net amount included at any date after the plant completion date in net Unit investment under clause (i) of the immediately preceding sentence shall in no event be less than the excess of:

          (a) the amount properly chargeable at the plant completion date in accordance with the Uniform System to electric plant accounts (including construction work in progress) with respect to the Unit (or, if the plant completion date is prior to the commercial operation date and the amount so chargeable with respect to the Unit on the commercial operation date is greater than it was on the plant completion date, then such greater amount), over

          (b)  the sum of (x) the aggregate minimum amount required by this
     Section 7 to be included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, of property losses) plus (y) the amount of net available cash.

The net Unit investment shall be determined as of the plant completion date and thereafter as of the commencement of each calendar year, or, if Vermont Yankee elects, at more frequent intervals.

     "Net available cash" means, at any date as of which the amount thereof is to be determined, the excess of (a) the aggregate amount received by Vermont Yankee after the plant completion date and prior to two years before the determination date as insurance proceeds on account of loss or damage to the Unit or as the proceeds of a sale or condemnation of a portion of the Unit, over (b) the aggregate amount expended after the plant completion date and prior to the determination date on account of rebuilding, repairs, replacements and additions to the Unit, provided that insurance proceeds received with respect to a particular loss shall be taken into account for purposes of the foregoing computation only if the amount received with respect to the loss exceeds $150,000.

     "Total Decommissioning Costs" for any month shall mean the sum of (x) an amount equal to all accruals in such month to any reserve, as from time to time established by Vermont Yankee and approved by its board of directors, to provide for the ultimate payment of the Decommissioning Expenses of the Unit plus (y) Decommissioning Tax Liability for such month. It is understood (i) that such funds may be held by Vermont Yankee or, if required, by an independent trust or other separate fund, as determined by said board of directors, (ii) that, upon compliance with Section 20 hereof, the amount, custody and/or timing of such accruals may from time to time during the term hereof be modified by said board of directors in its discretion or to comply with applicable statutory or regulatory requirements or to reflect changes in the amount, custody or timing of anticipated Decommissioning Expenses, and
(iii) that the use of the term 'to decommission' herein encompasses compliance with all requirements (other than those relating to spent nuclear fuel) of the Nuclear Regulatory Commission or its successors (NRC) for permanent cessation of operation of a nuclear facility.

     "Decommissioning Expenses" shall include:

          (1) All costs and expenses of removing the Unit from service, including without limitation, dismantling, mothballing, removing radioactive material (excluding spent nuclear fuel) to temporary and/or permanent storage sites, decontaminating, restoring and supervising the site, and any costs and expenses incurred in connection with proceedings before governmental regulatory authorities relating to any authorization to decommission the Unit or remove the Unit from service;

          (2) All costs of labor and services, whether directly or indirectly incurred, including without limitation services of foremen, inspectors, supervisors, surveyors, engineers, security personnel, counsel and accountants, performed or rendered in connection with the decommissioning of the Unit and the removal of the Unit from service, and all costs of materials, supplies, machinery, construction equipment and apparatus acquired or used (including rental charges for machinery, equipment or apparatus hired) for or in connection with the decommissioning of the Unit and the removal of the Unit from service, and all administrative costs, including services of counsel and financial advisers, of any applicable independent trust or other separate fund; it being understood that any amount, exclusive of proceeds of insurance, realized by Vermont Yankee as salvage on any machinery, construction equipment and apparatus, the cost of which was charged to Decommissioning Expense, shall be treated as a reduction of the amounts otherwise chargeable on account of the costs of decommissioning of the Unit; and

          (3) All overhead costs applicable to the Unit during its decommissioning period, including, without limiting the generality of the foregoing, taxes (other than taxes on or in respect of income), licenses, excises and assessments, casualties, surety bond premiums and insurance premiums.

     "Decommissioning Tax Liability" for any month shall be an amount established by Vermont Yankee and approved by its board of directors to meet possible income tax obligations, which amount shall not exceed: the amount to be included in the clause (x) portion of Total Decommissioning Costs for such month multiplied by a fraction whose numerator is equal to the combined highest statutory Federal and state marginal income tax rate and whose denominator is equal to one minus the combined highest statutory Federal and state marginal income tax rate. Vermont Yankee will use its best efforts to obtain as promptly as possible favorable tax treatment of the payments for Total Decommissioning Costs hereunder so that Decommissioning Tax Liability may be minimized.

     Without limiting the generality of the foregoing, amounts expended or to be paid with respect to decommissioning of the Unit or removal of the Unit from service shall constitute part of the Decommissioning Expenses if they are, or when paid will be, either (i) properly chargeable to any account related to decommissioning of a nuclear generating unit in accordance with the Uniform System or generally accepted accounting principles as then in effect, or (ii) properly chargeable to decommissioning of a nuclear generating unit in accordance with then applicable regulations of the NRC or the Federal Energy Regulatory Commission or its successors (FERC) or any other regulatory agency having jurisdiction.

     Vermont Yankee will bill the Purchaser, as soon as practicable after the end of each month, for all amounts payable by the Purchaser with respect to the particular month. Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. All bills shall be paid in full within 10 days after receipt thereof by the Purchaser.

7A.  Decommissioning Fund.

     Vermont Yankee agrees to cause an appropriate decommissioning fund to be established in accordance with applicable regulatory requirements. It is anticipated that FERC may require an independent trust or other separate fund to be created which will have the necessary powers to hold and invest all funds collected for the decommissioning of the Unit and to disburse the same to pay, or to reimburse Vermont Yankee for, such costs when actually incurred for decommissioning of the Unit or removal of the Unit from service. If during the term of such trust or fund federal or state legislation or regulations are promulgated which so permit or require, or an alternative entity is created for funding decommissioning of the Unit, such trust will have the authority, with the concurrence of Vermont Yankee, to transfer its trust estate to such newly authorized entity for the purpose of providing for the decommissioning of the Unit or removal of the Unit from service.

     Vermont Yankee agrees to pay to, or cause to be paid to, said decommissioning fund or trust all funds collected hereunder for the express purpose of decommissioning the Unit or removing the Unit from service and further agrees that, after the tax consequences of decommissioning collections have been resolved, any funds collected hereunder to meet Decommissioning Tax Liability which are not used for that purpose will be refunded to Purchaser.

8. Make-up Term and Option Term.

     (a) The Purchaser may elect to extend the contract term by written notice to Vermont Yankee upon the following conditions and for the following period or periods:

          (i) In the event that the Unit is not in commercial operation on the plant completion date, the contract term may be extended for a period equal to the number of consecutive days by which commercial operation is delayed beyond the plant completion date; and

          (ii) if at any time after the commencement of commercial operation no deliveries are made under this contract for a period of at least 120 consecutive days, the contract may be extended for a period equal to the aggregate of such periods during which no deliveries were made.

If the term of the contract is extended pursuant to the provisions of this subsection (a), all of the contract provisions shall remain in effect for the extended term.

     (b) Upon expiration of the initial term of this contract or upon expiration of the term as extended in accordance with subsection (a) of this
Section 8, the Purchaser shall continue to be entitled, at its option, to its entitlement percentage of the capacity and output of the Unit upon terms at least as favorable as those obtained by any other person.

9. Cancellation of Contract.

     If deliveries cannot be made to the Purchaser because either

          (i) the Unit is damaged to the extent of being completely or substantially completely destroyed, or

          (ii) the Unit is taken by exercise of the right of eminent domain or a similar right or power, or

          (iii) (a) the Unit cannot be used because of contamination, or because a necessary license or other necessary public authorization cannot be obtained or is revoked, or because the utilization of such a license or authorization is made subject to specified conditions which are not met, and (b) the situation cannot be rectified to an extent which will permit Vermont Yankee to make deliveries to the Purchaser from the Unit;

then and in any such case, the Purchaser may cancel the provisions of this contract, except that in all cases other than those described in clause (ii) above, the provisions relating to the payment of Total Decommissioning Costs shall, whether or not the Unit is operated or operable and notwithstanding any earlier termination of the service life of the Unit, remain in full force and effect until December 31, 2002 or the completion of decommissioning, whichever is earlier. Such cancellation shall be effected by written notice given by the Purchaser to Vermont Yankee. In the event of such cancellation, all continuing obligations of the parties other than the obligations relating to the payment and application of Total Decommissioning Costs to the extent excluded from such cancellation by the second preceding sentence, but including the Purchaser's obligations to continue payments pursuant to clauses (a), (c) and (d) of the second paragraph of Section 7 hereof, shall cease forthwith. Any dispute as to the Purchaser's right to cancel this contract pursuant to the foregoing provisions shall be referred to arbitration in accordance with the provisions of
Section 12.

     Notwithstanding anything in this contract elsewhere contained, the Purchaser may cancel this contract or be relieved of its obligations to make payments hereunder only as provided in the next preceding paragraph of this
Section 9. Further, if for reasons beyond Vermont Yankee's reasonable control, deliveries are not made as contemplated by this contract, Vermont Yankee shall have no liability to the Purchaser on account of such non-delivery.

10.  Insurance.

     Prior to the first shipment of fuel to the plant site, Vermont Yankee will obtain, and thereafter will at all times maintain, insurance to cover its "public liability" for personal injury and property damage resulting from a "nuclear incident" (as those terms are defined in the Atomic Energy Act of 1954 as amended), with limits not less than Vermont Yankee may be required to maintain to qualify for governmental indemnity under said Act and shall execute and maintain an indemnification agreement with the Atomic Energy Commission as provided by said Act. Vermont Yankee will also at all times maintain such other types of liability insurance, including workmen's compensation insurance, in such amounts, as is customary in the case of other similar electric utility companies, or as may be required by law.

     Vermont Yankee will at all times keep insured such portions of the Unit (other than the fuel assemblies and components, including nuclear materials) as are of a character usually insured by electric utility companies similarly situated and operating like properties, against the risk of a "nuclear incident" and such other risks as electric utility companies, similarly situated and operating like properties, usually insure against; and such insurance shall to the extent available be carried in amounts sufficient to prevent Vermont Yankee from becoming a co-insurer. Vermont Yankee will at all times keep its fuel assemblies and components (including nuclear materials) insured against such risks and in such amounts as shall, in the opinion of Vermont Yankee, provide adequate protection.

11.  Audit.

     Vermont Yankee's books and records (including metering records) shall be open to reasonable inspection and audit by the Purchaser.

12.  Arbitration.

     In case any dispute shall arise as to the interpretation or performance of this contract which cannot be settled by mutual agreement, such dispute shall be submitted to arbitration. The parties shall if possible agree upon a single arbitrator. In case of failure to agree upon an arbitrator within 15 days after the delivery by either party to the other of a written notice requesting arbitration, either party may request the American Arbitration Association to appoint the arbitrator. The arbitrator, after opportunity for each of the parties to be heard, shall consider and decide the dispute and notify the parties in writing of his decision. Such decision shall be binding upon the parties, and the expenses of the arbitration shall be borne equally by them.

13.  Regulation.

     This contract, and all rights, obligations and performance of the parties hereunder, are subject to all applicable state and federal law and to all duly promulgated orders and other duly authorized action of governmental authority having jurisdiction in the premises.

14.  Assignment.

     This contract shall be binding upon and shall inure to the benefit of, and may be performed by, the successors and assigns of the parties, except that no assignment, pledge or other transfer of this contract by either party shall operate to release the assignor, pledgor or transferor from any of its obligations under this contract unless consent to the release is given in writing by the other party, or, if the other party has theretofore assigned, pledged or otherwise transferred its interest in this contract, by the other party's assignee, pledgee or transferee, or unless such transfer is incident to a merger or consolidation with, or transfer of all or substantially all of the assets of the transferor to, another sponsor which shall, as a part of such succession, assume all the obligations of the transferor under this contract.

15.  Right of Setoff.

     The Purchaser shall not be entitled to set off against the payments required to be made by it under this contract (i) any amounts owed to it by Vermont Yankee or (ii) the amount of any claim by it against

Vermont Yankee. However, the foregoing shall not affect in any other way the Purchaser's right and remedies with respect to any such amounts owed to it by Vermont Yankee or any such claim by it against Vermont Yankee.

16.  Interpretation.

     The interpretation and performance of this contract shall be in accordance with and controlled by the law of the State of Vermont.

17.  Addresses.

     Except as the parties may otherwise agree, any notice, request, bill or other communication from one party to the other, relating to this contract, or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery to the other party. Any such communication shall be considered as duly delivered when delivered in person or mailed by registered or certified mail, postage prepaid, to the respective post office address of the other party shown following the signatures of such other party hereto, or such other address as may be designated by written notice given as provided in this Section 17.

18.  Corporate Obligations.

     This contract is the corporate act and obligation of the parties hereto, and any claim hereunder against any stockholder, director or officer of either party, as such, is expressly waived.

19.  All Prior Agreements Superseded.

     This contract represents the entire agreement between us relating to the subject matter hereof, and all previous agreements, discussions, communications and correspondence with respect to the subject matter are hereby superseded and are of no further force and effect.

20.  Amendments

     Upon authorization by Vermont Yankee's board of directors of uniform amendments to all the sponsor power contracts, Vermont Yankee shall have the right to amend the provisions of Section 7 hereof insofar as they relate to the amounts collectible by Vermont Yankee pursuant to clause (b) of the second paragraph of Section 7 hereof or to the timing of such collections by serving an appropriate statement of such amendment upon the Purchaser and filing the same with FERC (or such other regulatory agency as may have jurisdiction in the premises) in accordance with the provisions of applicable laws and any rules and regulations thereunder, and the amendment shall thereupon become effective on the date specified therein, subject to any suspension order duly issued by such agency. All other amendments to this contract shall be by mutual agreement, evidenced by a written amendment signed by the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this contract by their respective officers thereunto duly authorized as of the date first above written.

                                        VERMONT YANKEE NUCLEAR POWER
                                          CORPORATION

                                        By   ALBERT A. CREE
                                                President

                                             77 Grove Street
                                             Rutland, Vermont 05701

                                                  (Purchaser)


                                        By
                                           --------------------------------
                                                  (Officer and Title)


                                                       (Address)


                                           --------------------------------

                                           --------------------------------

                                    APPENDIX

     Separate Power Contracts and amendments thereto have been entered into, identical in form with the foregoing except as to the execution thereof and except that on page 1 the names of the respective Purchasers were inserted.

     The original Power Contracts were executed by the respective parties thereto, as follows:

VERMONT YANKEE NUCLEAR POWER             PUBLIC SERVICE COMPANY OF
  CORPORATION                                 NEW HAMPSHIRE

By  ALBERT A. CREE                       By  W.C. TALLMAN
    Its President                            Its President
        77 Grove Street                          1087 Elm Street
        Rutland, Vermont 05701                   Manchester, New Hampshire 03105

CENTRAL VERMONT PUBLIC SERVICE           THE HARTFORD ELECTRIC LIGHT
  CORPORATION                              COMPANY

BY  ALBERT A. CREE                       By  C.L. DERRICK
    Its Chairman                             Its President
        77 Grove Street                          P.O. Box 2370
        Rutland, Vermont 05701                   Hartford, Connecticut 06101

GREEN MOUNTAIN POWER                     WESTERN MASSACHUSETTS ELECTRIC
  CORPORATION                              COMPANY

By  GLEN M. MCKIBBEN                     By  PAUL H. MEHRTENS
    Its President                            Its President
        1 Main Street                            174 Brush Hill Avenue
        Burlington, Vermont 05401                West Springfield, Massachusetts
                                                 01089

NEW ENGLAND POWER COMPANY                MONTAUP ELECTRIC COMPANY

By  R. LEIGH FITZGERALD                  By  ROBERT F. DINNIE
    Its Financial Vice President             Its Vice President
        441 Stuart Street                        P.O. Box 391
        Boston, Massachusetts                    Fall River, Massachusetts 02722

THE CONNECTICUT LIGHT AND                CAMBRIDGE ELECTRIC LIGHT
  POWER COMPANY                            COMPANY

By  PAUL V. HAYDEN                       By  JOHN F. RICH
    Its President                            Its President
        Post Office Box 2010                     130 Austin Street
        Hartford, Connecticut 06101              Cambridge, Massachusetts 02139

CENTRAL MAINE POWER COMPANY

By  WILLIAM H. DUNHAM
    Its President
        9 Green Street
        Augusta, Maine 04330